Exhibit 99.1
NEWS RELEASE
As previously announced, UScellular will hold a teleconference on February 21, 2025 at 9:00 a.m. CST. Listen to the call live via the Events & Presentations page of investors.uscellular.com.

UScellular reports fourth quarter and full year 2024 results

CHICAGO (February 21, 2025) — United States Cellular Corporation (NYSE:USM) reported total operating revenues of $970 million for the fourth quarter of 2024, versus $1,000 million for the same period one year ago. Net income attributable to UScellular shareholders and related diluted earnings per share were $5 million and $0.05, respectively, for the fourth quarter of 2024 compared to $14 million and $0.16, respectively, in the same period one year ago.
UScellular reported total operating revenues of $3,770 million and $3,906 million for the years ended 2024 and 2023, respectively. Net income (loss) attributable to UScellular shareholders and related diluted earnings (loss) per share were $(39) million and $(0.46), respectively, for the year ended 2024 compared to $54 million and $0.63, respectively, for the year ended 2023.
Net income attributable to UScellular shareholders excluding a third quarter 2024 license impairment (non-GAAP) of $136 million ($102 million, net of tax) and related diluted earnings per share excluding a third quarter 2024 license impairment (non-GAAP) were $63 million and $0.71, respectively, for the year ended 2024 compared to $54 million and $0.63, respectively, for the year ended 2023. Substantially all of the impairment loss was related to the retained high-band spectrum unit of accounting which includes the 28 GHz, 37 GHz and 39 GHz frequency bands.
Full-year 2024 Highlights*
•Announced multiple transactions related to the strategic alternatives review
◦Transaction with T-Mobile and four spectrum transactions with various mobile network operators
•Improved wireless operating results
◦Postpaid and prepaid net losses improved
◦Postpaid and prepaid churn improved
◦Fixed wireless customers grew 27%
•Cash flows from operating activities and free cash flow up year over year
•Ongoing 5G mid-band network deployment — providing additional capacity and faster speeds for our customers
*Comparisons are Year Ended December 31, 2024 to Year Ended December 31, 2023
“In 2024, UScellular made significant progress in enhancing shareholder value, while remaining steadfast in its mission of connecting people to what matters most,” said Laurent Therivel, UScellular President and CEO. “We also maintained strong financial discipline resulting in solid growth in profitability and free cash flow.
“While subscriber results remained negative, we saw meaningful improvement in postpaid and prepaid additions in the third and fourth quarters of 2024. We intend to build on this momentum and will continue to invest in our customers and our network while working towards closing the transactions that we have previously announced.“

Announced Transactions
On May 24, 2024, Telephone and Data Systems, Inc. (TDS) and UScellular entered into a Securities Purchase Agreement to sell UScellular's wireless operations and select spectrum assets to T-Mobile US, Inc. (T-Mobile). The transaction is expected to close in mid-2025, subject to regulatory approval and the satisfaction of customary closing conditions.
On October 17, 2024, UScellular, and certain subsidiaries of UScellular, entered into a License Purchase Agreement with Verizon Communications, Inc. (Verizon) to sell certain AWS, Cellular and PCS wireless spectrum licenses, subject to receipt of regulatory approvals, and agreed to grant Verizon certain rights to lease such licenses prior to the transaction close. Additionally, UScellular also entered into agreements with Nsight Spectrum, LLC and Nex-Tech Wireless, LLC for the sale of select spectrum licenses.
On November 6, 2024, UScellular, and certain subsidiaries of UScellular, entered into a License Purchase Agreement with New Cingular Wireless PCS, LLC (AT&T), a subsidiary of AT&T Inc. to sell certain 3.45 GHz and 700 MHz wireless spectrum licenses, subject to receipt of regulatory approvals, and agreed to grant AT&T certain rights to lease and sub-lease such licenses prior to the transaction close.
Due to the pending transaction with T-Mobile, UScellular is not providing 2025 financial guidance.

Stock Repurchase
During 2024, UScellular repurchased 939,999 of its Common Shares for $55 million.
Conference Call Information
UScellular will hold a conference call on February 21, 2025 at 9:00 a.m. Central Time.
•Access the live call on the Events & Presentations page of investors.uscellular.com or at
https://events.q4inc.com/attendee/548841993
•Access the call by phone at (888) 330-2384 (US/Canada), conference ID: 1328528

Before the call, certain financial and statistical information to be discussed during the call will be posted to investors.uscellular.com. The call will be archived on the Events & Presentations page of investors.uscellular.com.
About UScellular
United States Cellular Corporation provides a comprehensive range of wireless products and services, excellent customer support, and a high-quality network to customers with 4.4 million retail connections in 21 states. The Chicago-based company had 4,100 full- and part-time associates as of December 31, 2024. At the end of the fourth quarter of 2024, TDS owned approximately 83% of UScellular. For more information about UScellular, visit uscellular.com.
Contacts
Colleen Thompson, Vice President - Corporate Relations of TDS
colleen.thompson@tdsinc.com
Julie Mathews, IRC, Director - Investor Relations of TDS
julie.mathews@tdsinc.com
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates, and expectations. These statements are based on current estimates, projections, and assumptions, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: whether the announced transactions whereby UScellular has agreed to sell its wireless operations and selected spectrum assets will be successfully completed or whether UScellular will be able to find buyers at mutually agreeable prices for its remaining spectrum assets; whether any such strategic alternative will result in additional value for UScellular and its shareholders and whether the process will have an adverse impact on UScellular’s business; if the announced transactions are not successfully completed there may be substantial changes in which the wireless business is conducted; if the announced transactions are successfully completed, substantial costs will be triggered and changes required in the manner in which UScellular’s remaining business is conducted; strategic decisions regarding the tower business; intense competition; the ability to attract people of outstanding talent throughout all levels of the organization; UScellular's lack of scale relative to larger competitors; the ability to obtain or maintain roaming arrangements with other carriers on acceptable terms and changes in roaming practices; the ability to obtain access to adequate radio spectrum to meet current or anticipated future needs, including participation in FCC auctions; changes in demand, consumer preferences and perceptions, price competition, or churn rates; advances in technology; impacts of costs, integration problems or other factors associated with acquisitions, divestitures or exchanges of properties or wireless spectrum licenses and/or expansion of UScellular's businesses; the ability of the company to successfully construct and manage its networks; difficulties involving third parties with which UScellular does business; uncertainties in UScellular’s future cash flows and liquidity and access to the capital markets; the ability to make payments on UScellular indebtedness or comply with the terms of debt covenants; conditions in the U.S. telecommunications industry; the value of assets and investments; the state and federal regulatory environment, including changes in regulatory support received and the ability to pass through certain regulatory fees to customers; pending and future litigation; cyber-attacks or other breaches of network or information technology security; potential conflicts of interests between TDS and UScellular; disruption in credit or other financial markets; deterioration of U.S. or global economic conditions; and the impact, duration and severity of public health emergencies. Investors are encouraged to consider these and other risks and uncertainties that are more fully described under “Risk Factors” in the most recent filing of UScellular's Form 10-K.

United States Cellular Corporation
Summary Operating Data (Unaudited)

As of or for the Quarter Ended	12/31/2024	9/30/2024	6/30/2024	3/31/2024	12/31/2023
Retail Connections
Postpaid
Total at end of period[1]	3,985,000	3,999,000	4,027,000	4,051,000	4,106,000
Gross additions	140,000	123,000	117,000	106,000	129,000
Handsets	93,000	84,000	73,000	63,000	80,000
Connected devices	47,000	39,000	44,000	43,000	49,000
Net additions (losses)[1]	(14,000)	(28,000)	(24,000)	(44,000)	(50,000)
Handsets	(19,000)	(28,000)	(29,000)	(47,000)	(53,000)
Connected devices	5,000	—	5,000	3,000	3,000
ARPU[2]	$51.73	$52.04	$51.45	$51.96	$51.61
ARPA[3]	$131.10	$131.81	$130.41	$132.00	$131.63
Handset upgrade rate[4]	4.8%	3.5%	4.1%	4.5%	5.8%
Churn rate[5]	1.29%	1.25%	1.16%	1.22%	1.44%
Handsets	1.08%	1.07%	0.97%	1.03%	1.22%
Connected devices	2.67%	2.47%	2.47%	2.52%	3.03%
Prepaid
Total at end of period[1]	448,000	452,000	439,000	436,000	451,000
Gross additions	46,000	57,000	50,000	41,000	43,000
Net additions (losses)[1]	(4,000)	13,000	3,000	(13,000)	(11,000)
ARPU[2,6]	$30.59	$32.01	$32.37	$32.25	$32.32
Churn rate[5]	3.70%	3.30%	3.60%	4.06%	3.87%
Market penetration at end of period
Consolidated operating population	32,550,000	32,550,000	32,550,000	32,550,000	32,350,000
Consolidated operating penetration[7]	15%	15%	15%	14%	15%
Capital expenditures (millions)	$162	$120	$165	$131	$148
Total cell sites in service	7,010	7,007	6,990	6,995	7,000
Owned towers	4,409	4,407	4,388	4,382	4,373
Number of colocations[8]	2,444	2,418	2,392	2,397	2,390
Tower tenancy rate[9]	1.55	1.55	1.55	1.55	1.55
Due to rounding, the sum of quarterly results may not equal the total for the year.
1First quarter 2024 connections were adjusted to remove subscribers that could no longer access the UScellular network due to the CDMA shutdown. This resulted in 11,000 and 2,000 subscribers removed from the postpaid and prepaid base, respectively, that are not included in Net additions (losses) for the quarter.
2Average Revenue Per User (ARPU) - metric is calculated by dividing a revenue base by an average number of connections and by the number of months in the period. These revenue bases and connection populations are shown below:
•Postpaid ARPU consists of total postpaid service revenues and postpaid connections.
•Prepaid ARPU consists of total prepaid service revenues and prepaid connections.
3Average Revenue Per Account (ARPA) - metric is calculated by dividing total postpaid service revenues by the average number of postpaid accounts and by the number of months in the period.
4Handset upgrade rate calculated as total handset upgrade transactions divided by average postpaid handset connections.
5Churn rate represents the percentage of the connections that disconnect service each month. These rates represent the average monthly churn rate for each respective period.
6Fourth quarter 2023 Prepaid ARPU excludes a $6 million reduction of prepaid revenue related to an adjustment to correct a prior period error recorded in the fourth quarter of 2023.
7Market penetration is calculated by dividing the number of wireless connections at the end of the period by the total estimated population of consolidated operating markets.
8Represents instances where a third-party wireless carrier rents or leases space on a company-owned tower.
9Average number of tenants that lease space on company-owned towers, measured on a per-tower basis.

United States Cellular Corporation
Consolidated Statement of Operations Highlights
(Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2024	2023	2024 vs. 2023	2024	2023	2024 vs. 2023
(Dollars and shares in millions, except per share amounts)
Operating revenues
Service	$742	$755	(2)%	$2,987	$3,044	(2)%
Equipment sales	228	245	(7)%	783	862	(9)%
Total operating revenues	970	1,000	(3)%	3,770	3,906	(3)%

Operating expenses
System operations (excluding Depreciation, amortization and accretion reported below)	182	183	(1)%	724	740	(2)%
Cost of equipment sold	276	280	(1)%	906	988	(8)%
Selling, general and administrative	353	349	1%	1,330	1,368	(3)%
Depreciation, amortization and accretion	165	166	—	665	656	1%
Loss on impairment of licenses	—	—	—	136	—	N/M
(Gain) loss on asset disposals, net	4	3	3%	18	17	3%
(Gain) loss on license sales and exchanges, net	(1)	(2)	59%	3	(2)	N/M
Total operating expenses	979	979	—	3,782	3,767	—

Operating income (loss)	(9)	21	N/M	(12)	139	N/M

Investment and other income (expense)
Equity in earnings of unconsolidated entities	38	37	3%	161	158	2%
Interest and dividend income	3	2	29%	12	10	19%
Interest expense	(46)	(49)	8%	(183)	(196)	7%
Total investment and other income (expense)	(5)	(10)	53%	(10)	(28)	63%

Income (loss) before income taxes	(14)	11	N/M	(22)	111	N/M
Income tax expense (benefit)	(19)	(4)	N/M	10	53	(82)%
Net income (loss)	5	15	(66)%	(32)	58	N/M
Less: Net income attributable to noncontrolling interests, net of tax	—	1	86%	7	4	N/M
Net income (loss) attributable to UScellular shareholders	$5	$14	(68)%	$(39)	$54	N/M

Basic weighted average shares outstanding	85	85	—	86	85	1%
Basic earnings (loss) per share attributable to UScellular shareholders	$0.05	$0.17	(68)%	$(0.46)	$0.64	N/M

Diluted weighted average shares outstanding	88	88	1%	86	87	(1)%
Diluted earnings (loss) per share attributable to UScellular shareholders	$0.05	$0.16	(69)%	$(0.46)	$0.63	N/M
N/M - Percentage change not meaningful

United States Cellular Corporation
Consolidated Statement of Cash Flows
(Unaudited)

Year Ended December 31,	2024	2023
(Dollars in millions)
Cash flows from operating activities
Net income (loss)	$(32)	$58
Add (deduct) adjustments to reconcile net income (loss) to net cash flows from operating activities
Depreciation, amortization and accretion	665	656
Bad debts expense	97	104
Stock-based compensation expense	55	23
Deferred income taxes, net	(27)	47
Equity in earnings of unconsolidated entities	(161)	(158)
Distributions from unconsolidated entities	169	150
Loss on impairment of licenses	136	—
(Gain) loss on asset disposals, net	18	17
(Gain) loss on license sales and exchanges, net	3	(2)
Other operating activities	5	6
Changes in assets and liabilities from operations
Accounts receivable	(11)	17
Equipment installment plans receivable	(37)	(20)
Inventory	21	62
Accounts payable	(19)	(85)
Customer deposits and deferred revenues	9	(9)
Accrued taxes	(4)	—
Other assets and liabilities	(4)	—
Net cash provided by operating activities	883	866

Cash flows from investing activities
Cash paid for additions to property, plant and equipment	(537)	(608)
Cash paid for licenses	(20)	(130)
Other investing activities	1	17
Net cash used in investing activities	(556)	(721)

Cash flows from financing activities
Issuance of long-term debt	40	315
Repayment of long-term debt	(248)	(453)
Repayment of short-term debt	—	(60)
Common Shares reissued for stock-based compensation awards, net of tax payments	(11)	(6)
Repurchase of Common Shares	(54)	—
Payment of debt issuance costs	—	(1)
Distributions to noncontrolling interests	(5)	(3)
Cash paid for software license agreements	(66)	(66)
Other financing activities	(3)	—
Net cash used in financing activities	(347)	(274)

Net decrease in cash, cash equivalents and restricted cash	(20)	(129)

Cash, cash equivalents and restricted cash
Beginning of period	179	308
End of period	$159	$179

United States Cellular Corporation
Consolidated Balance Sheet Highlights
(Unaudited)

ASSETS

December 31,	2024	2023
(Dollars in millions)
Current assets
Cash and cash equivalents	$144	$150
Accounts receivable, net	955	957
Inventory, net	179	199
Prepaid expenses	46	57
Income taxes receivable	—	1
Other current assets	21	36
Total current assets	1,345	1,400

Assets held for sale	—	15

Licenses	4,579	4,693

Investments in unconsolidated entities	454	461

Property, plant and equipment, net	2,502	2,576

Operating lease right-of-use assets	926	915

Other assets and deferred charges	643	690

Total assets	$10,449	$10,750

United States Cellular Corporation
Consolidated Balance Sheet Highlights
(Unaudited)

LIABILITIES AND EQUITY

December 31,	2024	2023
(Dollars in millions, except per share amounts)
Current liabilities
Current portion of long-term debt	$22	$20
Accounts payable	242	248
Customer deposits and deferred revenues	238	229
Accrued taxes	30	32
Accrued compensation	93	83
Short-term operating lease liabilities	141	135
Other current liabilities	118	154
Total current liabilities	884	901

Deferred liabilities and credits
Deferred income tax liability, net	728	755
Long-term operating lease liabilities	822	831
Other deferred liabilities and credits	570	565

Long-term debt, net	2,837	3,044

Noncontrolling interests with redemption features	16	12

Equity
UScellular shareholders’ equity
Series A Common and Common Shares, par value $1.00 per share	88	88
Additional paid-in capital	1,783	1,726
Treasury shares	(112)	(80)
Retained earnings	2,818	2,892
Total UScellular shareholders’ equity	4,577	4,626

Noncontrolling interests	15	16

Total equity	4,592	4,642

Total liabilities and equity	$10,449	$10,750

United States Cellular Corporation
Segment Results
(Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
UScellular	2024	2023	2024 vs. 2023	2024	2023	2024 vs. 2023
(Dollars in millions)
Operating Revenues
Wireless	$944	$975	(3)%	$3,667	$3,805	(4)%
Towers	59	57	3%	234	228	3%
Intra-company eliminations	(33)	(32)	(3)%	(131)	(127)	(3)%
Total operating revenues	970	1,000	(3)%	3,770	3,906	(3)%

Operating expenses
Wireless	971	975	—	3,757	3,743	—
Towers	41	36	12%	156	151	3%
Intra-company eliminations	(33)	(32)	(3)%	(131)	(127)	(3)%
Total operating expenses	979	979	—	3,782	3,767	—

Operating income (loss)	$(9)	$21	N/M	$(12)	$139	N/M

Adjusted OIBDA (Non-GAAP)	$167	$194	(14)%	$845	$818	3%
Adjusted EBITDA (Non-GAAP)	$208	$233	(11)%	$1,018	$986	3%
Capital expenditures	$162	$148	9%	$577	$611	(6)%
N/M - Percentage change not meaningful

United States Cellular Corporation
Segment Results
(Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
UScellular Wireless	2024	2023	2024 vs. 2023	2024	2023	2024 vs. 2023
(Dollars in millions)
Retail service	$661	$678	(3)%	$2,674	$2,742	(2)%
Other	55	52	7%	210	201	5%
Service revenues	716	730	(2)%	2,884	2,943	(2)%
Equipment sales	228	245	(7)%	783	862	(9)%
Total operating revenues	944	975	(3)%	3,667	3,805	(4)%

System operations (excluding Depreciation, amortization and accretion reported below)	195	197	(1)%	777	794	(2)%
Cost of equipment sold	276	280	(1)%	906	988	(8)%
Selling, general and administrative	344	340	1%	1,298	1,334	(3)%
Depreciation, amortization and accretion	153	155	—	620	610	1%
Loss on impairment of licenses	—	—	—	136	—	N/M
(Gain) loss on asset disposals, net	4	5	(37)%	17	19	(11)%
(Gain) loss on license sales and exchanges, net	(1)	(2)	59%	3	(2)	N/M
Total operating expenses	971	975	—	3,757	3,743	—

Operating income (loss)	$(27)	$—	N/M	$(90)	$62	N/M

Adjusted OIBDA (Non-GAAP)	$137	$164	(16)%	$719	$697	3%
Adjusted EBITDA (Non-GAAP)	$137	$164	(16)%	$719	$697	3%
Capital expenditures	$154	$127	21%	$554	$580	(5)%

	Three Months Ended December 31,			Year Ended December 31,
UScellular Towers	2024	2023	2024 vs. 2023	2024	2023	2024 vs. 2023
(Dollars in millions)
Third-party revenues	$26	$25	4%	$103	$101	2%
Intra-company revenues	33	32	3%	131	127	3%
Total tower revenues	59	57	3%	234	228	3%

System operations (excluding Depreciation, amortization and accretion reported below)	20	18	11%	78	73	6%
Selling, general and administrative	9	9	2%	32	34	(5)%
Depreciation, amortization and accretion	12	11	—	45	46	(1)%
(Gain) loss on asset disposals, net	—	(2)	N/M	1	(2)	N/M
Total operating expenses	41	36	12%	156	151	3%

Operating income	$18	$21	(11)%	$78	$77	2%

Adjusted OIBDA (Non-GAAP)	$30	$30	—	$126	$121	4%
Adjusted EBITDA (Non-GAAP)	$30	$30	—	$126	$121	4%
Capital expenditures	$8	$21	(62)%	$23	$31	(24)%
N/M - Percentage change not meaningful

United States Cellular Corporation
Financial Measures
(Unaudited)

Free Cash Flow

	Three Months Ended December 31,		Year Ended December 31,
UScellular	2024	2023	2024	2023
(Dollars in millions)
Cash flows from operating activities (GAAP)	$121	$148	$883	$866
Cash paid for additions to property, plant and equipment	(139)	(155)	(537)	(608)
Cash paid for software license agreements	(35)	(37)	(66)	(66)
Free cash flow (Non-GAAP)[1]	$(53)	$(44)	$280	$192
1Free cash flow is a non-GAAP financial measure which UScellular believes may be useful to investors and other users of its financial information in evaluating liquidity, specifically, the amount of net cash generated by business operations after deducting Cash paid for additions to property, plant and equipment and Cash paid for software license agreements.
Licenses impairment, net of tax
The following non-GAAP financial measure isolates the total effects on net income of the Loss on impairment of licenses, including tax impacts. UScellular believes this measure may be useful to investors and other users of its financial information to assist in comparing financial results with periods that were not impacted by impairment charges.

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
(Dollars in millions)
Net income (loss) attributable to UScellular shareholders (GAAP)	$5	$14	$(39)	$54
Adjustments:
Loss on impairment of licenses	—	—	136	—
Deferred tax benefit on the tax-amortizable portion of the impaired licenses	—	—	(34)	—
Subtotal of Non-GAAP adjustments	—	—	102	—
Net income attributable to UScellular shareholders excluding licenses impairment charge (Non-GAAP)	$5	$14	$63	$54

Diluted weighted average shares outstanding used for diluted earnings (loss) per share attributable to UScellular shareholders	88	88	86	87
Diluted weighted average shares outstanding used for diluted earnings per share attributable to UScellular shareholders excluding licenses impairment charge	88	88	88	87

Diluted earnings (loss) per share attributable to UScellular shareholders (GAAP)	$0.05	$0.16	$(0.46)	$0.63
Adjustments:
Loss on impairment of licenses	—	—	1.55	—
Deferred tax benefit on the tax-amortizable portion of the impaired licenses	—	—	(0.38)	—
Diluted earnings per share attributable to UScellular shareholders excluding licenses impairment charge (Non-GAAP)	$0.05	$0.16	$0.71	$0.63

United States Cellular Corporation
EBITDA, Adjusted EBITDA and Adjusted OIBDA
(Unaudited)

The following tables reconcile EBITDA, Adjusted EBITDA and Adjusted OIBDA to the corresponding GAAP measures, Net income (loss) and Income (loss) before income taxes. Income and expense items below Operating income (loss) are not provided at the individual segment level for Wireless and Towers; therefore, the reconciliations begin with EBITDA and the most directly comparable GAAP measure is Operating income (loss) rather than Net income (loss) at the segment level.

	Three Months Ended December 31,		Year Ended December 31,
UScellular	2024	2023	2024	2023
(Dollars in millions)
Net income (loss) (GAAP)	$5	$15	$(32)	$58
Add back or deduct:
Income tax expense (benefit)	(19)	(4)	10	53
Income (loss) before income taxes (GAAP)	(14)	11	(22)	111
Add back:
Interest expense	46	49	183	196
Depreciation, amortization and accretion	165	166	665	656
EBITDA (Non-GAAP)	197	226	826	963
Add back or deduct:
Expenses related to strategic alternatives review	8	6	35	8
Loss on impairment of licenses	—	—	136	—
(Gain) loss on asset disposals, net	4	3	18	17
(Gain) loss on license sales and exchanges, net	(1)	(2)	3	(2)
Adjusted EBITDA (Non-GAAP)	208	233	1,018	986
Deduct:
Equity in earnings of unconsolidated entities	38	37	161	158
Interest and dividend income	3	2	12	10
Adjusted OIBDA (Non-GAAP)	$167	$194	$845	$818

	Three Months Ended December 31,		Year Ended December 31,
UScellular Wireless	2024	2023	2024	2023
(Dollars in millions)
EBITDA (Non-GAAP)	$126	$155	$530	$672
Add back or deduct:
Expenses related to strategic alternatives review	8	6	33	8
Loss on impairment of licenses	—	—	136	—
(Gain) loss on asset disposals, net	4	5	17	19
(Gain) loss on license sales and exchanges, net	(1)	(2)	3	(2)
Adjusted EBITDA and Adjusted OIBDA (Non-GAAP)	137	164	719	697
Deduct:
Depreciation, amortization and accretion	153	155	620	610
Expenses related to strategic alternatives review	8	6	33	8
Loss on impairment of licenses	—	—	136	—
(Gain) loss on asset disposals, net	4	5	17	19
(Gain) loss on license sales and exchanges, net	(1)	(2)	3	(2)
Operating income (loss) (GAAP)	$(27)	$—	$(90)	$62

	Three Months Ended December 31,		Year Ended December 31,
UScellular Towers	2024	2023	2024	2023
(Dollars in millions)
EBITDA (Non-GAAP)	$30	$32	$123	$123
Add back or deduct:
Expenses related to strategic alternatives review	—	—	2	—
(Gain) loss on asset disposals, net	—	(2)	1	(2)
Adjusted EBITDA and Adjusted OIBDA (Non-GAAP)	30	30	126	121
Deduct:
Depreciation, amortization and accretion	12	11	45	46
Expenses related to strategic alternatives review	—	—	2	—
(Gain) loss on asset disposals, net	—	(2)	1	(2)
Operating income (GAAP)	$18	$21	$78	$77